Consent of Independent Auditors




We consent to the reference to our firm under the caption "Financial Statements" and "Financial Highlights" in each of the Prospectuses in Part A and "Financial Statements" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated December 5, 2001 on the financial statements and financial highlights of Principal Investors Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).


                                                         /s/ERNST & YOUNG LLP


Des Moines, Iowa
May 17, 2002